Exhibit 4.1

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

WORKHORSE GROUP INC.

COMMON STOCK PURCHASE WARRANT

WHEREAS, on the date hereof, the Company and the Holder and certain other parties thereto are entering into that certain Credit Agreement (as amended, modified or supplemented, the “Credit Agreement”) pursuant to which the Holder will lend to the Company certain term loans in an aggregate principal amount of $35,000,000.

WHEREAS, in connection with the entry into the Credit Agreement, the Company also wishes to issue to the Holder this Warrant and the Holder wishes to receive this Warrant; and

WHEREAS, the Company and the Holder desire to set forth herein the rights and obligations of the Company and the Holder both prior to and following the exercise of the Warrant.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby issues this Warrant to the Holder, and the Company and the Holder hereby agree as follows:

Date of Issuance: [●] [●], 2018	Certificate No. [●]

THIS IS TO CERTIFY that [●], a [●] [●], and its permitted transferees, successors and permitted assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is the holder of this Warrant (the or this “Warrant”) entitling the Holder to purchase from WORKHORSE GROUP INC., a Nevada corporation (the “Company”), at the price of $1.25 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on [●]1 (the “Expiration Date”), [●]2 shares of the fully paid and non-assessable common stock, par value $0.001 per share, of the Company (as such number may be adjusted as provided herein). The [●] shares of Common Stock (as hereinafter defined) which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number”.

The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 of this Warrant. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof, unless otherwise defined herein.

1    Note to Draft: Date to be 5 years from issuance.

2    Note to Draft: Number of shares to equal 10% of fully diluted interests of the Company.

SECTION 1. The Warrant; Transfer and Exchange.

(a) The Warrant. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Credit Agreement, and, as more fully set forth in Sections 1(b) and 7 hereof, may, subject to the terms of this Warrant, be transferred by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

(b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company and, subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be cancelled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2. Exercise.

(a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or, following [●]3 as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c) Cashless Exercise. At any time after [●]4, the Holder shall have the option to provide written notice to the Company at the time of exercise of this Warrant that the Holder elects to make a “Cashless Exercise” of this Warrant, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price in cash) that number of Warrant Shares computed using the following formula:

3    Note to Draft: Date to be third anniversary of warrant issue date.

4    Note to Draft: Date to be third anniversary of warrant issue date.

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant (at the date of such calculation) or, if only a portion of this Warrant is being exercised, the number of Warrant Shares purchasable under the portion of this Warrant being exercised (at the date of such calculation).

A =	The Fair Market Value Per Share.

B =	The Exercise Price (as adjusted to the date of such calculation).

(d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within 10 Business Days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall cause its transfer agent to issue the Warrant Shares so purchased to the Holder in book-entry format by crediting the account of the Holder’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants) and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder. Any reference in this Warrant to the issuance of a certificate or the certificates representing the Warrant Shares shall also be deemed a reference to the book-entry issuance of such Warrant Shares.

(e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share.

(f) Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

SECTION 3. Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder.

SECTION 4. Replacement Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. This Warrant is exchangeable, upon the surrender hereof at the Principal Office of the Company, for a new Warrant or Warrants of like tenor and terms and representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

SECTION 5. Adjustments to the Aggregate Number and the Exercise Price.

In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the Aggregate Number shall be subject to adjustment from time to time as provided in this Section 5 (in each case, after taking into consideration any prior adjustments pursuant to this Section 5).

(a) Dividends and Distributions. Subject to the provisions of this Section 5, if the Company shall, at any time or from time to time after the Commencement Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the Aggregate Number, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(b) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Commencement Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the Aggregate Number shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the Aggregate Number shall be proportionately decreased. Any adjustment under this Section 5(b) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(c) Adjustment to Exercise Price and Warrant Shares Upon Reorganization or Reclassification. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or (iii) other similar transaction (other than any such transaction covered by Section 5(b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 5(c) shall similarly apply to successive reorganizations, reclassifications or similar transactions. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(c), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 5(c) with respect to this Warrant.

(d) Other Adjustment Events. Subject to the prior consent of the Principal Market, the Company may at any time reduce the Exercise Price or increase the Aggregate Number to an amount and for any period of time deemed appropriate by the board of directors of the Company.

(e) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price or the Aggregate Number, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the Aggregate Number or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(f) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least five Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

(g) Treatment of Warrant upon a Change of Control. If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant (in whole at any time or in part from time to time), the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon such exercise of this Warrant (the “Alternate Consideration”). The Company shall not affect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant.

SECTION 6. Purchase Rights. In addition to any adjustments pursuant to Section 5 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

SECTION 7. Issuance of Additional Warrant Securities. If at any time after the Commencement Date and prior to the later to occur of (a) repayment in full in cash of the Obligations (as defined in the Credit Agreement) and (b) [●]5 the Company shall issue or sell any shares of Common Stock or Common Stock Equivalents (including the issuance or sale of shares of Common Stock or Common Stock Equivalents owned or held by or for the account of the Company) by any means other than an Excluded Issuance, then, on the date of equity issuance (or, in the case of any securities sold pursuant to the Sales Agreement representing in the aggregate no more than 2.5% of fully-diluted capital stock of the Company, unless the Holder shall request the applicable new warrant be issued on the date of such issuance, within two Business Days of the end of each fiscal quarter), the Company shall issue to the Holder a new warrant to purchase such number of shares of Common Stock of the Company calculated in accordance with the following sentence on substantially the same terms and conditions set forth herein, except that (i) the applicable expiration date shall be five years from the issuance date of the applicable warrant, (ii) the initial exercise price shall be a price equal to the price per share of Common Stock used in the relevant issuance multiplied by 110% and (iii) the Holder shall be entitled to exercise the warrant in a cashless exercise at any time the warrant is exercisable. The number of shares of Common Stock which may be purchased pursuant to the new warrant shall equal (x) the number of shares of Common Stock equal to 10% of the fully-diluted equity interests of the Company immediately following the equity issuance described above in this Section 7, after taking into effect any adjustments to any warrants or other securities and the issuance of any other warrants or other securities required as a result of such issuance minus (y) the Aggregate Number then in effect (before giving effect to any adjustments pursuant to Section 5).

5    Note to Draft: Date to be the date that is 24 months following issuance.

SECTION 8. Transfers of the Warrant Securities.

(a) Generally. Subject to compliance with applicable federal and state securities Laws and the restrictions set forth in this Section 8, the Holder may transfer this Warrant and the Warrant Shares in whole or in part to any Person, and, upon the reasonable request of the Holder, the Company agrees that it shall use commercially reasonable efforts to promptly assist the Holder in making any such transfer in compliance with any applicable federal and state securities Laws. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act. For a transfer of this Warrant as an entirety by Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) Representation by the Holder. The Holder, by its acceptance of this Warrant, represents and warrants to the Company:

(i) this Warrant has been acquired by the Holder, and any Warrant Shares to be acquired by it will be acquired, for the account of the Holder for investment purposes for its own account and not with a view to or for sale in connection with any distribution or reselling thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction;

(ii) the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act;

(iii) the Holder is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; the Holder understands that investment in the Warrant (and any Warrant Shares it acquires) involves substantial risks; and it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant (and any Warrant Shares it acquires) and it is able to bear the economic risk of that investment;

(iv) prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such customary certificates, representations, agreements and other information as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement; and

(v) the Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) Transfer Restrictions.

(i) Subject to compliance with applicable federal and state securities Laws and Section 8 hereof, this Warrant (or any warrants represented hereby) may only be sold, in whole or in part, (A) pursuant to an effective registration statement covering the re-sale by the Holder of this Warrant under the Securities Act or (B) pursuant to an exemption from registration under the Securities Act.

(ii) Any Warrant Shares may only be sold (A) pursuant to an effective registration statement under the Securities Act or (B) pursuant to an exemption from registration under the Securities Act. The Holder acknowledges that the Company may place a restrictive legend on any Warrant Shares issued upon exercise in order to comply with applicable securities Laws, unless such Warrant Shares are sold pursuant to an effective registration statement or are otherwise freely tradable under Rule 144 of the Securities Act.

SECTION 9. Covenants.

Until the later of (a) the Expiration Date and (b) the time when the Holder no longer holds any Warrant Shares, the Company hereby covenants to the Holder that:

(a) Validly Issued Shares. All shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Warrant Shares, restrictions under applicable federal and/or state securities Laws and other transfer restrictions described herein).

(b) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(c) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state Law (other than securities Laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(d) Listing of the Warrant Shares. To the extent applicable, the Company shall promptly secure the listing of the Warrant Shares on the Principal Market after such time as the Warrant Shares are no longer required to contain the legend referred to in Section 8, and provide to the Holder evidence of such listing.

(e) Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Holder owns any Warrant Securities, if the Company is not required to file reports pursuant to such Laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Securities under Rule 144. So long as the Warrant Securities are not registered under the Securities Act, the Company further covenants that it will take such further action as the Holder may reasonably request and is within the Company’s control, all to the extent required from time to time to enable the Holder to sell such Warrant Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144.

(f) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of this Warrant to the Holder or any assignee of the Holder.

(g) Registration Rights Agreement. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, take any action in violation of the terms of the Registration Rights Agreement entered into as of the date hereof with respect to the Warrant Securities.

(h) Noncircumvention. The Company shall not, by amendment of its charter, bylaws or any other organizational documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

(i) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

(j) Sales Agreement Issuances. The Company will provide written notice to the Holder at the time of any sale of equity securities pursuant to the Sales Agreement.

SECTION 10. Representations and Warranties by the Company. The Company represents and warrants to the Holder that as of the Commencement Date:

(a) The Company (a) is duly organized and validly existing under the Laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (d) has full power, authority and legal right to make, issue, sell and perform this Warrant and the Warrant Shares, (e) is in compliance with all applicable Laws to which it is subject and all agreements to which it is a party, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (f) has good title to all its assets, free and clear of any Liens or adverse claims except as expressly permitted by this Warrant or the Credit Agreement.

(b) The making, entry into, issuance and sale of this Warrant and the performance of the Company’s obligations hereunder are within the Company’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The making, entry into, issuance and sale of this Warrant and the performance of the Company’s obligations hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (b) will not violate any applicable Law or the charter, bylaws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, other than any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, any of its Subsidiaries or the Company’s or its Subsidiaries’ assets, or give rise to a right thereunder to require any payment to be made by any such Person, other than any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any of the Company or any of its Subsidiaries.

(d) Assuming the accuracy of the representations made by the Holder herein, the offer and sale by the Company of this Warrant are not required to be registered pursuant to the provisions of Section 5 of the Securities Act.

(e) The authorized capital stock of the Company consists of 175,000,000 shares, of which 100,000,000 shares are designated as common stock and 75,000,000 shares are designated as preferred stock. As of the date hereof, (i) 58,270,934 shares of common stock of the Company are issued and outstanding, (ii) zero shares of preferred stock of the Company are issued and outstanding, (iii) zero shares of common stock of the Company are held in treasury (iv) zero shares of preferred stock of the Company are held in treasury (v) 8,870,633 shares have been reserved for issuance upon exercise of outstanding warrants (excluding any shares issuable upon exercise of this Warrant) and (vi) 4,444,121 shares have been reserved for issuance upon exercise of outstanding stock options. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(f) There is no indebtedness of the Company having the right to vote on any matters on which holders of shares of capital stock or other equity interests of the Company may vote. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, nor are there any Contracts with respect to the voting, sale or transfer of any shares of capital stock or other equity interests of the Company. Except for this Warrant and the securities reserved for issuance as described in subsection (e) above, there are no options, warrants or other rights to subscribe for or purchase any capital stock or other equity interests of the Company, or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any capital stock or other equity interests of the Company. There are no preemptive rights or rights of first refusal or first offer, nor are there any Contracts by which the Company is bound, relating to any capital stock or other equity interests of the Company. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act (including the exhibits thereto and documents incorporated by reference therein), the Company does not currently maintain, nor does the Company have any ongoing liability for, any stock option plan or any other plan or agreement providing for equity compensation of any Person.

(g) All taxes imposed on the Company in connection with the issuance, sale and delivery of the Warrant Securities have been or will be timely and fully paid, and all Laws imposing such taxes have been or will be fully satisfied by the Company.

(h) Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Warrant Securities or any similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to require the issuance and sale of the Warrant Securities to be registered under the Securities Act. Neither the Company nor anyone acting on its behalf has engaged, directly or indirectly, in any form of general solicitation or general advertising with respect to the offering of the Warrant Securities (as those terms are used in Regulation D) or otherwise in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Assuming the accuracy of the representations made by the Holder herein, the offer and sale of the Warrant Securities are exempt from registration under the Securities Act.

(i) Each of the representations and warranties made by the Company in Sections 5.4 through 5.7, 5.9 through 5.12, 5.14 and 5.15 of the Credit Agreement are hereby incorporated herein by reference as if made herein.

SECTION 11. Equitable Relief. Each of the Company and the Holder acknowledges that a breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief.

SECTION 12. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” has the meaning set forth in the Preamble.

“Alternate Consideration” has the meaning set forth in Section 5(g).

“Business Day” means any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Change of Control” means shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of at least a majority of the voting power of the capital stock of the Company.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Common Stock” includes (a) the Company’s common stock, par value $0.001 per share, (b) any other class of Capital Stock hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage and (c) any other Capital Stock into which any of the foregoing is reclassified or reconstituted.

“Common Stock Equivalents” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Company” has the meaning set forth in the Preamble.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract relating to the equity interests of such Person or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Date of Determination” means any date of a Notice of Exercise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Issuances” means any issuance or sale by the Company after the Commencement Date of: (a) shares of Common Stock issued upon the exercise of this Warrant, (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Company’s board of directors and issued pursuant to an equity incentive plan of the Company (including all such shares of Common Stock and Options outstanding prior to the Commencement Date) or (c) securities issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or (d) securities issued by the Company as consideration in acquisitions or strategic transactions; provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, further that, if the Company or any of its Subsidiaries receives any cash or cash equivalents pursuant to any such acquisition or strategic transaction or related transaction, such cash or cash equivalents will be deemed to have been paid for any securities issued in such transaction at the Fair Market Value Per Share, and those securities deemed to have been purchased for cash or cash equivalents will not constitute securities sold or issued in an Excluded Issuance.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means (as of immediately before the Date of Determination) (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the Business Day immediately prior to the date of exercise on the Principal Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), or (y) if the foregoing does not apply, the last sales price of the Common Stock on the OTCQX or the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) or if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) on the Business Day immediately prior to the date of exercise as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock on the Business Day immediately prior to the date of exercise as reported by Bloomberg, or (z) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s board of directors.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Holder” has the meaning set forth in the Preamble.

“Law” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest, leases, title retention agreements, mortgages, restrictions, easements, rights-of-way, options or adverse claims or encumbrances of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Material Adverse Effect” means a material adverse effect on (i) the operations, assets, business, properties or condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its material obligations under this Warrant or (iii) the legality, validity or enforceability of this Warrant.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Principal Market” initially means the NASDAQ Stock Market LLC and any successor exchange thereto and shall also include the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, New York Stock Exchange, Inc., the NYSE MKT, OTCQX or the OTCQB , whichever is at the time the principal trading exchange or market for the Common Stock.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Purchase Rights” has the meaning set forth in Section 6 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sales Agreement” means the Company’s At-the-Market Offering Program Sales Agreement with Cowen and Company, dated June 22, 2017.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization, or other reorganization affecting the Company’s Capital Stock.

SECTION 13. Survival of Provisions. Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 8 and 9 and Sections 12 through 24 of this Warrant which shall expressly survive such exercise until the later of (a) the Expiration Date and (b) the time when the Holder no longer holds any Warrant Shares).

SECTION 14. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by Law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 15. Rights of Transferees. Subject to Section 8, the rights granted under this Warrant to the Holder shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided, that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warrant.

SECTION 17. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Warrant) shall be given or made in writing (including by email with PDF attachment) delivered to the applicable addresses specified below or at such other address as shall be designated by the Company or the Holder, as applicable, in a notice to the other. Except as otherwise provided in this Warrant, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof (except in the case of an email with PDF attachment not given during normal business hours for the recipient, which shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case given or addressed as aforesaid.

(a) If to the Company:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio 45140

Attention: Paul Gaitan, Chief Financial Officer

Email: paul.gaitan@workhorse.com

with a copy to:

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Attention: Stephen M. Fleming

Email: smf@flemingpllc.com

and

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Attention: Stephen A. Cohen

Email: scohen@sheppardmullin.com

(b) If to the Holder:

[●]

One Bryant Park

38th Floor

New York, NY 10036

Attention: [●]

Email: [●]

with copy to:

[●]

One Bryant Park

38th Floor

New York, NY 10036

Attention: [●]

Email: [●]

with a copy to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Peter A. Schwartz

Email: pschwartz@cov.com

SECTION 18. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 19. Amendments. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 20. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 21. Governing Law. This Warrant and the rights and obligations of the Holder and the Company hereunder shall be governed by, and construed in accordance with, the Law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the Laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 22. Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

SECTION 23. Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 24. No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder or any of its Affiliates. Without limiting the generality of the foregoing, neither the Holder nor any Affiliate of the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have any duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required by commercial Law applicable to creditors generally.

SECTION 25. No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof except as expressly set forth herein.

SECTION 26. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date first written above.

WORKHORSE GROUP INC.
a Nevada corporation

By:
Name:
Title:

Accepted and agreed.

[HOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:	Workhorse Group Inc.

 _________________________________

_________________________________

1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

_________ Exercise for Cash

_________ Cashless Exercise

3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5. The undersigned represents that, as of the date hereof, the undersigned (together with the undersigned’s affiliates, and any other persons acting as a group together with the undersigned or any of the undersigned’s affiliates) owns ______________ shares of Common Stock (as such ownership is calculated pursuant to the Section 13(d) of the Exchange Act).

6. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

6. If the Exercise Amount is less than all of the shares of Common Stock purchasable under the attached Warrant, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT B

Notice of Assignment

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, the Holder (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Workhorse Group Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 8 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS

Number of shares:

Dated:	Signature:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 8 thereof.

Signature:

By:
Its:

Address: